Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Vaccinex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.001 per share (2)	Rule 457(o)	—	—	$8,000,000	0.00011020	$881.60(4)

	Other	Pre-Funded Warrants to purchase shares of common stock(3)(5)	Other	—	—	—	—	—

	Equity	Common Stock underlying the Pre-Funded Warrants(3)	Rule 457(o)	—	—	—	—	—

	Other	Common Warrants to purchase shares of common stock(5)	Other	—	—	—	—	—

	Equity	Common Stock underlying the Common Warrants to purchase Common Stock	Rule 457(o)	—	—	$8,000,000	0.00011020	$881.60

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$16,000,000		$1,763.20

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,763.20

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the shares of common stock and Pre-Funded Warrants (including shares of common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $8,000,000.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(5)	No fee due pursuant to Rule 457(g) under the Securities Act.